UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2018

ALGAE DYNAMICS CORP.

(Exact name of registrant as specified in its charter)

Ontario	333-199612	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

37 – 4120 Ridgeway Drive
Mississauga, Ontario Canada	L5L 5S9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (289) 997 6740

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Algae Dynamics Corp. (“ADC”) has announced that its Special and Annual Meeting O(the “Meeting”) is being held on the 25th day of January, 2019, at 2:00 p.m. Eastern Standard Time (EST), at the offices Ricketts Harris LLP, 181 University Avenue, Suite 800 M5H 2X7, Toronto, Ontario, Canada. The Board of Directors has fixed the close of business on November 26, 2018 as the record date for determining the shareholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

The matters to be considered at the Meeting are:

1.	To ratify and confirm the election of the directors of the Company for each of the years ending March 31, 2015, 2016, 2017 and 2018 and to confirm the election of the directors of the Company for the ensuing year;

2.	To appoint UHY McGovern, Hurley LLP, Chartered Accountants as the auditors of the Company and to authorize the directors to fix their remuneration for the ensuing year and to confirm and ratify their appointment for the years ending March 31, 2015, 2016, 2017 and 2018 on the same basis;

3.	To consider and, if deemed advisable, to pass, with or without variation, a special resolution authorizing and approving an amendment to the articles of the Company to authorize the change of the name of the Company to “CanaQuest Medical Corp.” or such other name as is acceptable to the Company;

4.	To transact such further or other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The Company does not have a class of voting securities registered under Section 12 of the Securities Exchange Act of 1934, and accordingly the solicitation of votes for the meeting is not subject to the proxy rules of the SEC. The Company is filing the Annual and Special Meeting Management Proxy Circular as an exhibit to this Form 8-K, however, which is incorporated herein by reference. The matters to be considered are discussed more fully therein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.9	Annual and Special Meeting Management Proxy Circular

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALGAE DYNAMICS CORP.

Date: December 3, 2018	By:	/s/ Ross Eastley
Ross Eastley
Chief Financial Officer